UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023

Safehold Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas,
39th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 7, 2023, Safehold Inc. (the “Company”) and Safehold GL Holdings LLC entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, subject to the terms and conditions set forth therein, 6,500,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) at a public offering price of $21.40 per share, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-271113), as supplemented by the prospectus supplement dated August 7, 2023 (the “Public Offering”). In addition, the Company granted to the Underwriters a 30-day option to purchase up to an additional 975,000 shares of Common Stock.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement set forth above is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

Private Placement Offering

Concurrently with the completion of the Public Offering, pursuant to a private placement purchase agreement dated August 7, 2023 by and between the Company and certain affiliates of MSD Partners, L.P., the Company agreed to sell in a private placement offering to such affiliates 599,983 shares of Common Stock at a purchase price of $21.40 per share, equal to the Public Offering Price per share. Pursuant to a registration rights agreement between the Company and such affiliates dated March 31, 2023 (the “Registration Rights Agreement”), such affiliates have certain registration rights with respect to the purchased shares.

The Company received aggregate net proceeds of approximately $145.5 million from the Public Offering and concurrent private placement. The Company intends to use the net proceeds from the Public Offering and concurrent private placement for general corporate purposes, which may include repaying or repurchasing indebtedness (including amounts outstanding from time to time under the Company's revolving credit facility), making additional investments in ground leases, providing for working capital and funding obligations under existing ground lease commitments.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated as of August 7, 2023, by and among the Company, Safehold GL Holdings LLC and BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Venable LLP

Exhibit 23.1	Consent of Venable LLP (contained in opinion filed as Exhibit 5.1 hereto)

Exhibit 104	Cover Page Interactive File (the cover page tags are embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Safehold Inc.

By:	/s/ Brett Asnas
	Name:	Brett Asnas
	Title:	Chief Financial Officer

Date: August 11, 2023